REVOLVING CREDIT AGREEMENT


                             among


                 TRICO MARINE OPERATORS, INC.
                   TRICO MARINE ASSETS, INC.
                  TRICO MARINE SERVICES, INC.


                              and


              THE FIRST NATIONAL BANK OF BOSTON,
                  HIBERNIA NATIONAL BANK, and
                FIRST NATIONAL BANK OF COMMERCE
                           as Banks


                              and


              THE FIRST NATIONAL BANK OF BOSTON,
                           as Agent


                   dated as of July 26, 1996

                       TABLE OF CONTENTS


SECTION                                                     PAGE

1.  DEFINITIONS AND RULES OF INTERPRETATION                1
     1.1 Definitions                                       1
     1.2 Rules of Interpretation                           9

2.  THE REVOLVING CREDIT FACILITY                          10
     2.1 Commitment to Lend                                10
     2.2 Commitment Fee                                    10
     2.3 Reduction of Total Commitment                     10
     2.4 The Notes                                         11
     2.5 Interest on Loans                                 11
     2.6 Requests for Loans                                11
     2.7 Conversion Options                                11
          2.7.1.  Conversion to Different Type of Loan     11
          2.7.2.  Continuation of Type of Loan             12
          2.7.3.  Eurodollar Rate Loans                    12
          2.8 Funds for Loans                              12
          2.8.1.  Funding Procedures                       12
          2.8.2.  Advances by Agent                        12

3.  REPAYMENT OF THE LOANS                                 13
     3.1. Maturity                                         13
     3.2. Mandatory Repayments of Loans                    13
     3.3 Optional Repayments of Loans                      13

4.  [Intentionally Omitted]                                13

5.  CERTAIN GENERAL PROVISIONS                             13
     5.1 Closing Fee                                       13
     5.2 Agent's Fees                                      14
     5.3 Funds for Payments                                14
          5.3.1  Payments to Agent                         14
          5.3.2  No Offset, Etc                            14
     5.4 Computations                                      14
     5.5 Additional Costs, Etc.                            14
     5.6 Capital Adequacy                                  15
     5.7 Certificate                                       16
     5.8 Interest on Overdue Amounts                       16
     5.9 Concerning Joint and Several Liability
          of the Borrowers                                 16
     5.10 Inability to Determine Eurodollar Rate           17
     5.11 Illegality                                       18
     5.12 Indemnity                                        18

6.  SECURITY                                               18

7.  REPRESENTATIONS AND WARRANTIES                         18
     7.1 Corporate Authority                               19
          7.1.1  Incorporation; Good Standing              18
          7.1.2  Authorization                             19
          7.1.3  Enforceability                            19
     7.2 Governmental Approvals                            19
     7.3 Title to Properties; Leases                       19
     7.4 Financial Statements                              19
     7.5 No Material Changes; Solvency                     20
     7.6 Business                                          20
     7.7 Litigation                                        20
     7.8 [Intentionally Omitted]                           20
     7.9 Compliance With Other Instruments, Laws, Etc.     20
     7.10 Tax Status                                       21
     7.11 No Event of Default                              21
     7.12 Holding Company and Investment Company Acts      21
     7.13 Absence of Financing Statements, Etc             21
     7.14 Perfection of Security Interest; Collateral      21
     7.15 Certain Transactions                             21
     7.16 Employee Benefit Plans                           22
          7.16.1  In General                               22
          7.16.2  Terminability of Welfare Plans           22
          7.16.3  Guaranteed Pension Plans;
                   Multiemployer Plan                      22
     7.17 Regulations U and X                              22
     7.18 Environmental Compliance                         22
     7.19 Subsidiaries; Capitalization                     23
     7.20 Chief Executive Office; Books and Records        24
     7.21 Disclosure                                       24
     7.22 Fiscal Year                                      24
     7.23 No Labor Agreements.                             24
     7.24 Concerning the Vessels                           24

8.  AFFIRMATIVE COVENANTS                                  25
     8.1 Punctual Payment                                  25
     8.2 Maintenance of Office                             25
     8.3 Records and Accounts                              25
     8.4 Financial Statements, Certificates and Information25
     8.5 Notices                                           26
          8.5.1  Defaults                                  26
          8.5.2  Environmental Events                      26
          8.5.3  Notification of Claims against Collateral 27
          8.5.4  Notice of Litigation and Judgments        27
     8.6 Corporate Existence; Maintenance of Properties    27
     8.7 Insurance                                         27
     8.8 Taxes and Claims                                  27
     8.9 Inspection of Properties and Books, Etc.          28
     8.10 Compliance with Laws, Contracts, Licenses,
          and Permits                                      28
     8.11 Intentionally Omitted                            28
     8.12 Use of Proceeds                                  28
     8.13 Concerning the Vessels                           28
     8.14 Additional Vessels                               28
     8.15 Further Assurances                               29

9.  CERTAIN NEGATIVE COVENANTS                             29
     9.1 Restrictions on Indebtedness                      29
     9.2 Restrictions on Liens                             30
     9.3 Restrictions on Investments                       31
     9.4 Distributions                                     32
     9.5 Merger, Consolidation and Sale of Assets          32
          9.5.1  Mergers and Acquisitions                  32
          9.5.2  Disposition of Assets                     32
     9.6 Compliance with Environmental Laws                33
     9.7 Employee Benefit Plans                            33
     9.8 Business Activities                               33
     9.9 Change of Chief Executive Office or Corporate Name33
     9.10 Fiscal Year                                      33
     9.11 Transactions with Affiliates                     33

10. FINANCIAL COVENANTS                                    34
     10.1 Operating Cash Flow to Total Debt Service        34
     10.2 Funded Debt to Tangible Net Worth Ratio          34
     10.3 Minimum Tangible Net Worth                       34
     10.4 Collateral Value Ratio                           34

11. CLOSING CONDITIONS                                     34
     11.1 Delivery of Documents                            34
     11.2 Certified Copies of Charter Documents            34
     11.3 Corporate Action                                 34
     11.4 Incumbency Certificate                           34
     11.5 Validity of Liens                                35
     11.6 Perfection Certificates and UCC Search Results   35
     11.7 Certificates of Insurance                        35
     11.8 Financial Condition                              35
     11.9 Opinions of Counsel                              35
     11.10 Payment of Fees and Expenses                    35
     11.11 Closing Certificate; Borrowing Notice           35

12  CONDITIONS TO ALL BORROWINGS                           35
     12.1 Representations True; No Event of Default        36
     12.2 No Legal Impediment                              36
     12.3 Governmental Regulation                          36
     12.4 Proceedings and Documents                        36

13. EVENTS OF DEFAULT; ACCELERATION; ETC.                  36
     13.1 Events of Default and Acceleration               36
     13.2 Termination of Commitments                       38
     13.3 Remedies                                         39
     13.4 Distribution of Collateral Proceeds              39

14. SETOFF                                                 40

15. THE AGENT                                              40
     15.1 Authorization                                    40
     15.2 Employees and Agents                             41
     15.3 No Liability                                     41
     15.4 No Representations                               41
     15.5 Payments                                         41
          15.5.1  Payments to Agents                       41
          15.5.2  Distribution by Agent                    41
          15.5.3  Delinquent Banks                         42
     15.6 Holders of Notes                                 42
     15.7 Indemnity                                        42
     15.8 Agent as Bank                                    42
     15.9 Resignation                                      42
     15.10 Notification of Defaults and Events of Default  43
     15.11 Duties in the Case of Enforcement               43

16. EXPENSES                                               43

17. INDEMNIFICATION                                        44

18. SURVIVAL OF COVENANTS, ETC.                            44

19. ASSIGNMENT AND PARTICIPATION                           44
     19.1 Conditions to Assignment by Banks                44
     19.2 Certain Representations and Warranties;
          Limitations; Covenants                           45
     19.3 Register                                         45
     19.4
     19.5 Participations                                   46
     19.6 Disclosure                                       46
     19.7 Assignee or Participant Affiliated with
          the Borrower                                     46
     19.8 Miscellaneous Assignment Provisions              47
     19.9 Assignment by Borrowers                          47

20. NOTICES, ETC                                           47

21. GOVERNING LAW                                          48

22. HEADINGS                                               48

23. COUNTERPARTS                                           48

24. ENTIRE AGREEMENT, ETC.                                 48

25. WAIVER OF JURY TRIAL                                   48

26. CONSENTS, AMENDMENTS, WAIVERS, ETC.                    48

27. SEVERABILITY                                           49

28. TRANSITIONAL ARRANGEMENTS                              49

Exhibits:

Exhibit A      Form of Note
Exhibit B      Form of Loan Request
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Assignment and Acceptance

Schedules:

Schedule 1.1          Banks; Commitments; Commitment Percentages;
                      Address for Notices; Closing Fee
Schedule 7.3          Title to Properties
Schedule 7.18         Environmental Matters
Schedule 7.19         Subsidiaries
Schedule  7.24(a)     Ownership of Vessels;  U.S.  Flag  Vessels;
                      Vanuatu Flag Vessels
Schedule 7.24(b)      Vessels with Coast Guard Certification
Schedule 7.24(c)      Classed Vessels
Schedule 9.1          Existing Indebtedness
Schedule 9.2          Existing Liens
Schedule 9.3          Existing Investments



                   REVOLVING CREDIT AGREEMENT


      This REVOLVING CREDIT AGREEMENT, dated as of July 26, 1996 is by and among (a) TRICO MARINE OPERATORS, INC. ("Marine Operators"), a Louisiana corporation having its principal place of business and chief executive office at 610 Palm Avenue Houma, Louisiana 70364, TRICO MARINE ASSETS, INC. ("Marine Assets"), a Delaware corporation having its principal place of business and chief executive office at 610 Palm Avenue, Houma, Louisiana 70364 (each of Marine Operators and Marine Assets, a "Borrower", and, collectively, the "Borrowers"), (b) TRICO MARINE SERVICES, INC. (the "Parent"), a Delaware corporation having its principal place of business and chief executive office at 610 Palm Avenue, Houma, Louisiana 70364, (c) THE FIRST NATIONAL BANK OF BOSTON, HIBERNIA NATIONAL BANK, FIRST NATIONAL BANK OF COMMERCE, such other lenders as may become parties to this Agreement from time to time in accordance with the provisions hereof, and (d) THE FIRST
NATIONAL BANK OF BOSTON as agent for itself and the other lenders.

      WHEREAS, Marine Operators and Marine Assets have requested the Banks to extend credit on a secured basis to Marine Operators and Marine Assets in order to enable them to borrow upon the terms and conditions set forth herein and on a revolving credit basis Loans from time to time prior to the Maturity Date (as defined herein); and

      WHEREAS, the Banks are willing to make secured loans to Marine Operators and Marine Assets upon the terms and conditions set forth herein; and

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.  DEFINITIONS AND RULES OF INTERPRETATION.

      1.1.   Definitions.   The following terms  shall  have  the
meanings set forth in this 1 or elsewhere in the provisions of this Agreement referred to below:

      Adjusted Revolver Outstandings. With respect to any fiscal period, an amount equal to ten percent (10%) of the average daily amount of Loans Outstanding on each day during such period.

     Affiliate. Any Person that directly or indirectly controls, is controlled by or under common control with another Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      Agent.   The First National Bank of Boston acting as  agent
for the Banks.

      Agreement.  This Revolving Credit Agreement, including  the
Schedules and Exhibits hereto.

     Assignment and Acceptance.  See 19.1 hereof.

     Balance Sheet Date.  December 31, 1995.

      Banks.   FNBB and the other lending institutions listed  on
Schedule 1.1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to 19 hereof.

      Base Rate. The higher of (a) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

      Base  Rate  Loan.   Any  Loan or  portion  thereof  bearing
interest calculated by reference to the Base Rate.

     Borrower(s).  As defined in the preamble hereto.

      Business  Day.   Any day on which banking  institutions  in
Boston, Massachusetts and New Orleans, Louisiana are open for the transaction of banking business and, with respect to a Eurodollar
Rate Loan, also a day which is a Eurodollar Business Day.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures. Amounts paid or indebtedness incurred by a Person in connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

      Capitalized Leases. Leases under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA.  See 7.18 hereof.

      Closing Date. The first date on which the conditions set forth in 11 have been satisfied, which in no event shall be later than July 31, 1996.

     Code.  The Internal Revenue Code of 1986.

      Collateral. Those Vessels listed on Schedule 7.24(a), and Vessels acquired after the Closing Date in which a security interest is required to be granted to the Agent under 8.14, and the other property, rights and interests of the Borrowers and the other Subsidiaries of the Parent that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Commitment. With respect to each Bank, the amount set forth on Schedule 1.1 attached hereto as the amount of such Bank's commitment to make Loans to the Borrowers, as the same may be reduced from time to time pursuant to 2.3 hereof; or if such commitment is terminated pursuant to the provisions hereof, zero.

      Commitment Percentage. With respect to each Bank, the percentage set forth opposite its name on Schedule 1.1 attached hereto with respect to Loans (as such percentage is adjusted by the Agent from time to time to reflect assignments made pursuant to 19 hereof).

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Parent and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

      Conversion Request. A notice given by the Borrowers to the Agent of the Borrowers' election to convert or continue a Loan in accordance with 2.7.

     Default.  See 13 hereof.

     Delinquent Bank.  See 15.5.3 hereof.

     Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of any Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

      Dollars  or  $.  Dollars in lawful currency of  the  United
States of America.

      Drawdown Date. The date on which any Loan is made or is to be made.

      Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and
(e) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Agent, such approval not to be unreasonably withheld, provided, in each case, that such entity is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended.

     Employee Benefit Plan. Any employee benefit plan within the meaning of 3(2) of ERISA maintained or contributed to by a Borrower or the Parent or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  See 7.18(a) hereof.

     ERISA.  The Employee Retirement Income Security Act of 1974.

      ERISA Affiliate. Any Person which is treated as a single employer with a Borrower or the Parent under 414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency
Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

      Eurodollar  Lending Office.  Initially,  the  Agent's  Head
Office; thereafter, such other office of the Agent, if any, that shall be making or maintaining Eurodollar Rate Loans.

      Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Agent's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

      Eurodollar Rate Loan. Any Loan or portion thereof bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default.  See 13 hereof.

      Fee Letter. That certain letter agreement, dated as of the Closing Date, between the Borrowers and the Agent, as the same may be amended, supplemented, modified or restated and in effect from time to time.

      FNBB.   The First National Bank of Boston in its individual
capacity.

      Funded Debt. With respect to any Person and as at any date of determination, the aggregate amount of all Indebtedness of such Person for borrowed money (other than short-term trade credit incurred in the ordinary course of business), the deferred purchase price of assets (other than short-term trade credit incurred in the ordinary course of business), and Capitalized Leases.

      generally accepted accounting principles. (a) When used in 10, whether directly or indirectly through reference to a capitalized term used therein, means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect on the Balance Sheet Date and (b) when used in general, other than as provided above, means such principles as in effect from time to time.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of 3(2) of ERISA maintained or contributed to by a Borrower or the Parent or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     HOS.  HOS Marine Partners, Inc., a Delaware corporation.

      HOS Guaranty. The guaranty agreement dated as of the Closing Date, executed by HOS in favor of the Agent and each of the Banks, in form and substance satisfactory to the Agent and the Banks, as the same may be amended, supplemented, modified or restated and in effect from time to time.

      HOS Security Agreement. The security agreement dated as of the Closing Date, between HOS and the Agent, in form and substance satisfactory to the Agent and the Banks, as the same may be amended, supplemented, modified or restated and in effect from time to time.

      HOS Vessel Mortgage. The first preferred vessel mortgage with respect to the HOS Vessels, dated as of the Closing Date, in form and substance satisfactory to the Agent and the Banks, as the same may be amended, supplemented, modified or restated and in effect from time to time.

      HOS  Vessels.  Those Vessels owned by HOS, as set forth  on
Schedule 7.24 hereto.

      Indebtedness. As to any Person, without duplication, all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations, contingent and otherwise, to reimburse the issuer in respect of any letters of credit.

      Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter commencing with the calendar quarter that includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

      Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b)  if any Interest Period with respect to a Base Rate
     Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business
     Day;

           (c) if the Borrowers shall fail to give notice as provided in 2.7, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

           (d) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

           (e)   any  Interest Period relating to any  Eurodollar
     Rate  Loan  that would otherwise extend beyond the  Maturity
     Date shall end on the Maturity Date.

      Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Loan  Documents.  This Agreement, the Notes,  the  Security
Documents, and the Fee Letter.

     Loan Request.  See 2.6 hereof.

      Loans.   Loans  made  or to be made by  the  Banks  to  the
Borrowers pursuant to 2 hereof.

      Majority Banks. As of any date of determination, the Banks having Commitment Percentages aggregating to at least sixty-six and two-thirds percent (66-2/3%) on such date.

     Marine Assets.  As defined in the preamble.

     Marine Operators.  As defined in the preamble.

     Maturity Date.  June 30, 1999.

      Multiemployer  Plan.   Any multiemployer  plan  within  the
meaning of 3(37) of ERISA maintained or contributed to by a Borrower, the Parent or any ERISA Affiliate.

     Net Income. The consolidated net income (or deficit) of the Parent and its Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income or loss.

     Notes.  See 2.4.

      Obligations. All indebtedness, obligations and liabilities of the Borrowers to any of the Banks and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under or related to this Agreement or any of the other Loan Documents or any agreements with respect to interest rate swaps, caps, collars or other agreements protecting the Borrowers against fluctuations in interest rates between the Borrowers and any of the Banks or in respect of any of the Loans or any of the Notes or other instruments at any time evidencing any thereof.

      Operating Cash Flow. With respect to any Person and any particular fiscal period, an amount equal to (a) such Person's Net Income for such period, plus (b) all interest expense for such period, plus (c) all income tax expense for such period, plus (d) all depreciation and amortization charges for such period, less (e) without duplication, the aggregate amount of cash taxes paid by such Person with respect to such period, less
(f) that portion of Capital Expenditures made by such Person during such period for the maintenance, repair, or dry-docking of, and inspection costs relating to, Capital Assets.

     Outstanding. With respect to any Loan, the aggregate unpaid principal thereof as of any date of determination.

      Parent Guaranty. The guaranty agreement dated as of the Closing Date, from the Parent to the Agent and each of the Banks, as amended, supplemented, modified or restated with the consent of the Banks and in effect from time to time.

      PBGC.  The Pension Benefit Guaranty Corporation created  by
4002 of ERISA and any successor entity or entities having similar responsibilities.

      Perfection Certificates. The Perfection Certificates as defined in the Security Agreement.

      Permitted  Liens.   Liens,  security  interests  and  other
encumbrances permitted by 9.2 hereof.

      Person. Any individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

      Security Agreement.  The Security Agreement dated as of the
Closing Date among the Borrowers and the Agent, as the same may be amended, supplemented, modified or restated and in effect from time to time.

     Security Documents. The Security Agreement, the U.S. Vessel Mortgage, the Vanuatu Vessel Mortgage, the Parent Guaranty, the HOS Guaranty, the HOS Security Agreement, the HOS Vessel Mortgage, all security agreements and guaranties delivered to the Agent and the Banks pursuant to 9.3(e) hereof, and all instruments and documents required to be delivered pursuant thereto, in each case, as the same may be amended and in effect from time to time.

      Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding voting stock or other voting equity interests.

      SWATH Vessel. The small waterline area twin hull crew boat to be built for Marine Assets.

      Tangible Net Worth. With respect to any Person, the excess of Total Assets over Total Liabilities, and less the sum of:

           (a) the total book value of all assets of such Person properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

           (b) with respect to the Borrowers, all amounts representing any write-up in the book value of any assets of a Borrower resulting from a revaluation thereof subsequent to the Closing Date; plus

            (c)   to  the  extent  otherwise  includable  in  the
     computation   of  Tangible  Net  Worth,  any   subscriptions
     receivable.

      Total  Assets.   All  assets  of  a  Person  determined  in
accordance with generally accepted accounting principles.

     Total Debt Service. For any fiscal period of any Person, an amount equal to (a) the Total Financial Obligations of such Person for such period plus (b) the Total Interest Expense of such Person for such period plus (c) Adjusted Revolver Outstandings of such Person for such period, in each case determined in accordance with generally accepted accounting principles consistently applied.

      Total Financial Obligations. With respect to any fiscal period and any Person, an amount equal to the sum of all principal payments (including the principal portion of Capitalized Lease payments) on Funded Debt that become due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which such Person is a party. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

      Total Interest Expense. For any period and with respect to any Person, the aggregate amount of interest required to be paid in cash by such Person during such period on all Indebtedness of such Person outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees and similar fees or expenses in connection with the borrowing of money, but, with respect to the Borrowers, excluding the Closing Fee.

     Total Liabilities. All liabilities of any Person determined in accordance with generally accepted accounting principles.

      Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

      Type. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

      U.S. Vessel Mortgage. The first preferred vessel mortgage with respect to the U.S. Flag Vessels (other than the HOS Vessels), in form and substance satisfactory to the Agent and the Banks, dated as of the Closing Date, as the same may be amended, supplemented, modified or restated and in effect from time to time.

       Vanuatu Vessel Mortgage. The first preferred vessel mortgage with respect to the Vanuatu Flag Vessels, in form and substance satisfactory to the Agent and the Banks, dated as of the Closing Date, as the same may be amended, supplemented, modified or restated and in effect from time to time.

      Vessel Mortgages. Collectively, the U.S. Vessel Mortgage, the Vanuatu Vessel Mortgage, the HOS Vessel Mortgage, and any other vessel mortgage from any of the Borrowers or any other Subsidiary of the Parent to the Agent for the benefit of the Banks.

      Vessel(s). Collectively, all vessels owned by any of the Borrowers or, as the case may be, HOS, from time to time, including, without limitation those vessels listed on Schedule
7.24(a), and individually, any of such vessels.

     1.2.  Rules of Interpretation.

      (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement, (b) the singular includes the plural and the plural includes the singular, (c) a reference to any law includes any amendment or modification to such law, (d) a reference to any Person includes its permitted successors and permitted assigns,
(e) accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer, (f) the words "include", "includes" and "including" are not limiting, (g) all terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein, (h) reference to a particular "" refers to that section of this Agreement unless otherwise indicated, (i) the words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement, and (j) the phrase "jointly and severally" as used herein shall mean, for purposes of Louisiana law, "jointly and severally and solidarily".

     2.  THE REVOLVING CREDIT FACILITY.

      2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrowers to the Agent given in accordance with 2.6, such sums as are requested by the Borrowers up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment, provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in 11 and 12 hereof, in the case of the initial Loans to be made on the Closing Date, and 12 hereof, in the case of all other Loans, have been satisfied on the date of such request.

      2.2. Commitment Fee. The Borrowers hereby jointly and severally agree to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee") calculated at the rate of three-eighths of one percent (3/8%) per annum on the average daily amount during each calendar quarter or portion thereof from Closing Date to the Maturity Date by which the Total Commitment exceeds the outstanding amount of Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the last day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

      2.3. Reduction of Total Commitment. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $250,000 or a larger integral multiple of $100,000 or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any Commitment Fee then accrued on the amount of the reduction, provided that so long as the Total Commitment is not terminated entirely, the Borrower may pay any such accrued Commitment Fee on the last Business Day of the then-current fiscal quarter. No reduction of the Commitments may be reinstated.

      2.4. The Notes. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Note"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of the Drawdown
Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

      2.5.   Interest on Loans.  Except as otherwise provided  in
5.8 hereof,

           (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus three-quarters of one percent (_%). Any change in the interest rate resulting from a change in the Base Rate is to be effective at the beginning of the day of such change in the Base Rate. The Agent will give the Banks and the Borrowers prompt notice in writing of any change in the Base Rate.

           (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate for such Interest Period plus one and one-half percent (1 1/2%).

The Borrowers jointly and severally promise to pay interest on the outstanding amount of the Loans on each Interest Payment Date with respect thereto.

      2.6. Requests for Loans. The Borrowers shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to any Drawdown Date of any Base Rate Loan or (b) three (3) Eurodollar Business Days prior to any Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) the Interest Period for such Loan, and (iv) the Type of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each such notice shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $250,000 or a larger integral multiple of $100,000.

     2.7.  Conversion Options.

          2.7.1  Conversion to Different Type of Loan.
The Borrowers  may  elect  from  time  to  time  to  convert  any
     Outstanding  Loan to a Loan of another Type,  provided  that
     (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, (i) the Borrowers shall give the Agent at least two (2) Business Days prior written notice of such election and (ii) such conversion shall only be made on the last day of the Interest Period with respect thereto;
     (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election and (c) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of Outstanding Loans of any Type may be converted as provided herein, provided that partial conversions shall be in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

          2.7.2.  Continuation of Type of Loan.
Any Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto.

                      2.7.3.  Eurodollar Rate Loans.
Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $250,000 or a whole multiple of $100,000 in excess thereof.

     2.8.  Funds for Loans.

           2.8.1. Funding Procedures. Not later than 11 o'clock a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by 11 and 12 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

           2.8.2. Advances by Agent. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment
     Percentage of such Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Agent by such Bank within three
     (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

     3.  REPAYMENT OF THE LOANS.

      3.1. Maturity. The Borrowers hereby jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      3.2. Mandatory Repayments of Loans. If at any time the sum of the outstanding amount of the Loans exceeds the Total
Commitment, then the Borrowers shall immediately pay the amount of such excess to the Agent for application to the Loans.

      3.3. Optional Repayments of Loans. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that the full or partial prepayment of the Outstanding amount of any Eurodollar Rate Loan pursuant to this 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrowers shall give the Agent, no later than 10:00 a.m., Boston time, at least two (2) Business Days' prior written notice, of any proposed repayment of Base Rate Loans pursuant to this 3.3, and three (3) Eurodollar Business Days notice of any proposed repayment of Eurodollar Rate Loans pursuant to this 3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid. Each such partial prepayment of the Loans shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be in the minimum principal amount of $250,000 or a larger integral multiple of $100,000. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

     4.  [Intentionally Omitted.]

     5.  CERTAIN GENERAL PROVISIONS.

      5.1. Closing Fee. The Borrowers joint and severally agree to pay a fee equal to $62,500 (the "Closing Fee") on the Closing
Date to the Agent for the accounts of the Banks in accordance with Schedule 1.1 hereto.

      5.2. Agent's Fees. The Borrowers shall pay to the Agent for its own account on October 29, 1996 and on each anniversary thereof, an Agent's fee in the amount set forth as the Agent's fee in the Fee Letter (the "Agent's Fee").

     5.3.  Funds for Payments.

           5.3.1. Payments to Agent. All payments of principal, interest, the Commitment Fee and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's head office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

           5.3.2. No Offset, Etc. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

      5.4. Computations. All computations of interest on the Loans and of the Commitment Fee shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrowers unless within fifteen (15) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrowers to the contrary.

      5.5. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

           (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment, or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

           (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Agreement or the other Loan Documents, or

           (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

           (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is:

                (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

                (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

                (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

      5.6. Capital Adequacy. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may
be) the Agent to be material, then such Bank or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers jointly and severally agree to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with 5.7 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

       5.7. Certificate. A certificate setting forth any additional amounts payable pursuant to 5.5 or 5.6 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

     5.8.  Interest On Overdue Amounts.
Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

     5.9.     Concerning Joint and Several Liability of the
Borrowers.

           (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

          (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations arising under this Agreement, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of both of the Borrowers without preferences or distinction among them.

           (c) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such obligation.

           (d) The obligations of each Borrower under the provisions of this 5.9 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

           (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any and all Loans made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Banks under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Banks at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Banks in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Banks, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this 5.9, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this 5.9, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this 5.9 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this 5.9 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or any Bank. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Bank.

           (f) The provisions of this 5.9 are made for the benefit of the Banks and their successors and assigns, and may be enforced by them from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Banks first to marshall any of their claims or to exercise any of their rights against the other Borrower or to exhaust any remedies available to them against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this 5.9 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, the provisions of this 5.9 will forthwith be reinstated in effect, as though such payment had not been made.

      5.10.                                             Inability
to Determine Eurodollar Rate.
In the event that, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers. In such event (a) each Loan Request or Conversion Request with respect to each Eurodollar Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers.

     5.11.    Illegality.
Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for the Banks to make or maintain Eurodollar Rate Loans, the Agent shall forthwith give notice of such circumstances to the Borrowers and thereupon
(a) the commitment of the Banks to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) the Loans then Outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrowers hereby agree to promptly pay the Agent, for the pro rata accounts of the Banks, upon demand, any additional amounts necessary to compensate the Banks for any costs incurred by the Banks in making any conversion in accordance with this 5.11, including any interest or fees payable by the Banks to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

     5.12.    Indemnity.
Except to the extent of breakage costs arising from a prepayment of a Eurodollar Rate Loan as a result of an event set forth in 5.10, the Borrowers agree to indemnify the Banks and to hold the Banks harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Banks may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Banks to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrowers in making a borrowing after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with 2.6 or 2.7 or (c) the making of any payment on a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such Loans.

      6. SECURITY. (a) The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) (i) in those Vessels listed on Schedule 7.24(a) and on additional Vessels as may be required by 8.14 and (ii) on certain other assets of the Borrowers relating to such Vessels, including, without limitation, accounts, chattel paper, contract rights, insurance proceeds, inventory, equipment, general intangibles and goods, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which either or both of the Borrowers are party.

      (b) The Obligations shall also be guaranteed equally and ratably by the Parent Guaranty.

      (c) The Obligations shall also be guaranteed equally and ratably by the HOS Guaranty, which Guaranty shall be secured by the HOS Security Agreement and the HOS Vessel Mortgage.

      7. REPRESENTATIONS AND WARRANTIES. The Parent and each of the Borrowers jointly and severally represent and warrant to the Banks and the Agent as follows:

     7.1.  Corporate Authority.

           7.1.1. Incorporation; Good Standing. Each of the Parent and the Borrowers and each of the Parent's other Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Parent and its Subsidiaries, taken as a whole.

           7.1.2. Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (a) are within the corporate authority of each of the Borrowers and the Parent, (b) have been duly authorized by all necessary corporate proceedings by each of the Borrowers and the Parent, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which either of the Borrowers or the Parent is subject or any judgment, order, writ, injunction, license or permit applicable to either of the Borrowers or the Parent and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, either of the Borrowers or the Parent.

           7.1.3. Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which it is a party will result in valid and legally binding obligations of each of the Borrowers and the Parent enforceable against each such Person in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      7.2. Governmental Approvals. The execution, delivery and performance by each of the Borrowers and the Parent of this Agreement and the other Loan Documents to which such Person is a party and the transactions contemplated hereby and thereby do not and will not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

      7.3.  Title to Properties; Leases.  Except as indicated  on
Schedule 7.3 attached hereto, the Parent and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      7.4. Financial Statements. There have been furnished to each of the Banks a consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of income and cash flows for the fiscal year then ended, certified by Coopers & Lybrand LLP. Such balance sheet and statements of income and cash flows were prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Parent and its Subsidiaries as of the close of business on the Balance Sheet Date and the results of operations for the fiscal year then ended. There are no liabilities, contingent or otherwise, of the Parent or any of its Subsidiaries, as of the Balance Sheet Date, that would in accordance with generally accepted accounting principles be required to be disclosed on a balance sheet or footnotes thereto, which were not disclosed in such balance sheet and the notes related thereto.

     7.5.  No Material Changes; Solvency.

     (a) Since the Balance Sheet Date there have been no changes in the business or financial condition or results of operations of the Parent and its Subsidiaries which have been, either individually or in the aggregate, materially adverse to the Parent and its Subsidiaries, taken as a whole.

      (b) Each of the Borrowers and the Parent (before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

      7.6. Business. Each of the Borrowers enjoys peaceful and undisturbed possession under all leases of real or personal property of which it is lessee, none of which contains any unusual or burdensome provision which will materially adversely affect or impair the operations of such Borrower and all such leases are valid and subsisting and in full force and effect. Each of the Borrowers owns or possesses the right to use all the franchises, rights, licenses, operating rights, patents, trademarks, permits, service marks, trade names, and copyrights necessary for the conduct of its business as conducted and as proposed to be conducted, without any conflict with the rights of others.

      7.7. Litigation. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Parent or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, would be likely, either in any case or in the aggregate, to materially adversely affect the properties, assets, financial condition, prospects or business of the Parent and its Subsidiaries, taken as a whole, or materially impair the right of the Parent or any of its Subsidiaries to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Parent and its Subsidiaries, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     7.8.  [Intentionally Omitted].

       7.9. Compliance With Other Instruments, Laws, Etc. Neither the Parent nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Parent and its Subsidiaries, taken as a whole.

      7.10. Tax Status. The Parent and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers and the Parent know of no basis for any such claim.

      7.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

       7.12. Holding Company and Investment Company Acts. Neither the Parent nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      7.13. Absence of Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Parent or any of its Subsidiaries or rights thereunder.

      7.14. Perfection of Security Interest; Collateral. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. A Borrower, the Parent, or a Subsidiary of the Parent, as applicable is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens. All of the Obligations of the Borrowers to the Banks and the Agent under or in respect of the Loan Documents will, at all times from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and be secured by each of such Security Documents.

      7.15.   Certain  Transactions.   Except  for  arm's  length
transactions pursuant to which either of the Borrowers or the Parent or any of the Parent's other Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Person could obtain from third parties, none of the officers, directors, or employees of either of the Borrowers or the Parent or any of the Parent's other Subsidiaries is presently a party to any contract, agreement or other arrangement providing for the furnishing of services (other than for services as employees, officers and directors) to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of such Person, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     7.16.  Employee Benefit Plans.

           7.16.1. In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

           7.16.2. Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of 3(1) or 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). Either of the Borrowers or the Parent or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Person without liability to any Person.

            7.16.3. Guaranteed Pension Plans; Multiemployer Plans. Neither of the Borrowers, the Parent nor any ERISA Affiliate has sponsored, maintained, made any contributions to or has any liability in respect of any Guaranteed Pension Plan or Multiemployer Plan.

      7.17. Regulations U and X. The proceeds of the Loans shall be used to fund the acquisition of vessels, and for general corporate purposes. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      7.18. Environmental Compliance. Each of the Borrowers and the Parent has taken all steps reasonably necessary to investigate the past and present condition and usage of the real estate owned or leased by it and the operations conducted thereon and, based upon such diligent investigation, has determined that:

           (a) none of the Borrowers, the Parent or any of the Parent's other Subsidiaries or any operator of its real estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the
     Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the
     Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Parent and its Subsidiaries, taken as a whole;

           (b) except as set forth on Schedule 7.18 attached hereto, neither of the Borrowers nor the Parent nor any of the Parent's other Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. 9601(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
     9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that either of the Borrowers or the Parent or any of the Parent's other Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

           (c) except as set forth on Schedule 7.18 attached hereto: (i) no portion of the real estate owned or leased by either Borrower or the Parent has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate;
     (ii) in the course of any activities conducted by the Borrowers, the Parent or the Parent's other Subsidiaries or operators of such Person's properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of either of the Borrowers or the Parent or any of the Parent's other Subsidiaries, which releases would have a material adverse effect on the value of any of such real estate or adjacent properties or the environment; (iv) to the best of the Parent's and the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of such real estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the real estate; and (v) in addition, any Hazardous Substances that have been generated on any of the real estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Parent's and the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

          (d) neither of the Borrowers nor the Parent nor any of the Parent's other Subsidiaries nor any of the real estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

       7.19. Subsidiaries, Capitalization. (a) Except as disclosed on Schedule 7.19 attached hereto, neither of the Borrowers has any Subsidiaries. Except to the extent permitted under 9.3(f), neither of the Borrowers is engaged in any joint venture or partnership with any other Person.

      (b) Marine Operators' capital stock consists solely of 100 shares of authorized common stock, no par value per share, of which 100 shares are outstanding, fully paid and nonassessable and are owned beneficially and of record by the Parent. Marine Asset's capital stock consists solely of 3,000 shares of authorized common stock, $.01 par value per share, of which 100 shares are outstanding, fully paid and nonassessable and are owned beneficially and of record by the Parent. Except as disclosed on Schedule 7.19 attached hereto, the Parent has no Subsidiaries.

      7.20. Chief Executive Office; Books and Records. Each of the Borrowers' and the Parent's chief executive office is at 610 Palm Avenue, Houma, Louisiana 70364, at which location its books and records are kept. Marine Operators' federal employer identification number is 72-109-6124. Marine Assets' federal employer identification number is 72-125-2404. The Parent's federal employer identification number is 72-125-2405.

      7.21. Disclosure. The Loan Documents and the other information furnished by the Borrowers to the Banks does not contain any untrue statement of a material fact or omit to state a material fact (known to either of the Borrowers or the Parent in the case of any document or information not furnished by it) necessary in order to make the statements herein or therein not misleading. There is no fact known to either of the Borrowers or the Parent which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, exclusive or effects resulting from changes in general economic conditions, the business, assets, financial condition or prospects of the Parent and its Subsidiaries, taken as a whole.

      7.22. Fiscal Year. The Parent has a fiscal year which is the twelve months ending on December 31 of each year.

      7.23. No Labor Agreements. Neither of the Borrowers nor the Parent has any labor agreements in effect with any unionized group of employees.

      7.24. Concerning the Vessels. (a) Schedule 7.24(a) sets forth a true and correct list describing each of the Vessels owned on the Closing Date by either of the Borrowers or HOS and subject to the US Vessel Mortgage, the Vanuatu Vessel Mortgage, or the HOS Vessel Mortgage and correctly sets forth whether each such Vessel is owned by Marine Assets, Marine Operators, or HOS. All Vessels registered under the laws of the United States of America (the "U.S. Flag Vessels") are described as such on
Schedule 7.24(a). All Vessels registered under the laws of Vanuatu (the "Vanuatu Flag Vessels") are described as such on
Schedule 7.24(a). Each Vessel has been appropriately registered under the laws of the United States of America or Vanuatu, as the case may be, and as of the Closing Date except as disclosed to the Banks in writing, neither the Borrowers nor HOS own any Vessels other than the U.S. Flag Vessels and the Vanuatu Flag Vessels.

      (b) Each U.S. Flag Vessel complies with all applicable requirements of the Shipping Act of 1916, as amended and in effect, and all applicable regulations thereunder. Each Vanuatu Flag Vessel complies with all applicable requirements of the maritime laws of Vanuatu and the United States of America and all applicable regulations thereunder. Each of the Borrowers, HOS and the Parent is a citizen of the United States for purposes of operating each of the U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder. Each bareboat or demise charterer of each of the U.S. Flag Vessels operated in the coastwise trade of the United States (i) is a citizen of the United States for purposes of operating and maintaining such U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder or (ii) is in compliance with the citizenship requirements set forth in 46 App. U.S.C.A. 883-1. Each of the Vessels listed on Schedule 7.24(b) attached hereto is covered by a valid Coast Guard Certificate of Inspection, and
Schedule 7.24(c) attached hereto lists the load line Certificate or Class of those Vessels classed by the American Bureau of Shipping (or any other classification society or societies satisfactory to the Agent and the Banks). Each Vessel is covered by hull and machinery, protection and indemnity, war risk, loss of earnings and excess liability insurance in accordance by the requirements of the applicable Vessel Mortgage. Each U.S. Flag Vessel operated and maintained as a vessel in the coastwise trade of the United States is so operated in accordance with the Shipping Act of 1916, as amended and in effect, and the regulations thereunder, and all other U.S. Flag Vessels if operated and maintained in the coastwise trade would be eligible to be so operated in accordance with the Shipping Act of 1916, as amended and in effect, and the regulations thereunder.

      8.   AFFIRMATIVE  COVENANTS.  The Parent and  each  of  the
Borrowers jointly and severally covenant and agree that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

      8.1. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans and the Commitment Fee, and the Agent's Fee provided for in this Agreement, all in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

      8.2. Maintenance of Office. Each of the Borrowers and the Parent will maintain its chief executive office at 610 Palm Avenue, Houma, Louisiana 70364, or at such other place in the United States of America as such Person shall designate upon written notice to the Agent, where notices, presentations and demands to or upon such Person in respect of the Loan Documents may be given or made.

      8.3. Records and Accounts. Each of the Borrowers and the Parent will and the Parent will cause each of its other Subsidiaries to (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

      8.4.   Financial Statements, Certificates and  Information.
The Parent and the Borrowers will deliver to each of the Banks:

          (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Parent, the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Coopers & Lybrand LLP or by other independent certified public accountants of recognized national standing, which statements shall include a footnote which identifies any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Parent, copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Parent's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officers of each of the Borrowers that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments);

           (c) promptly upon the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officers of the Borrowers in substantially the form of Exhibit D attached hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in 10 hereof and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

           (d) promptly upon the filing or mailing thereof, copies of all material information of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent;

           (e) from time to time such other financial data and information (including accountants' management letters) as the Agent or any Bank may reasonably request; and

           (f) once each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrowers will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the Vessels listed on Schedule 7.24(a) and such other Vessels as may have been mortgaged in favor of the Agent pursuant to 8.14, provided, that no more than one such appraisal per calendar year shall be conducted and made at the expense of the Borrowers. Such appraisal may include an inspection of each such Vessel by marine engineers or other surveyors selected by the Agent in its sole discretion.

     8.5.  Notices.

           8.5.1. Defaults. The Parent and the Borrowers will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Parent or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Parent and the Borrowers shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

           8.5.2. Environmental Events. The Parent and the Borrowers will promptly give notice to the Agent (a) of any material violation of any Environmental Law that the Parent or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of the
     Parent and its Subsidiaries, taken as a whole, or the Agent's security interests pursuant to the Security Documents.

           8.5.3. Notification of Claims against Collateral. The Parent and the Borrowers will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject, involving in any one case or in the aggregate, an amount of $1,000,000 or more.

           8.5.4. Notice of Litigation and Judgments. The Parent and the Borrowers will, and the Parent will cause each of its other Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings or any pending litigation and proceedings affecting the Parent or any of its Subsidiaries or to which the Parent or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Parent or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Parent and its Subsidiaries, taken as a whole, and stating the nature and status of such litigation or proceedings. The
     Parent and the Borrowers will, and the Parent will cause each of its other Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Parent or any of its Subsidiaries in an amount in excess of $500,000.

       8.6. Corporate Existence; Maintenance of Properties. Except as permitted under 9.5.1 hereof, the Parent and each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of the Parent's other Subsidiaries. The Parent and each of the Borrowers (a) will cause all of its properties and those of the Parent's other Subsidiaries used or useful in the conduct of its business or the business of such Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Person may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and the Parent will cause each of its other Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this
8.6 shall prevent the Parent or either of the Borrowers from discontinuing the operation and maintenance of any of its properties or those of the Parent's other Subsidiaries if such discontinuance is, in the judgment of such Person, desirable in the conduct of its or their business and does not in the aggregate materially adversely affect the business of the Parent and its Subsidiaries on a consolidated basis.

      8.7. Insurance. The Parent and each of the Borrowers will, and the Parent will cause each of its other Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement and the Vessel Mortgages.

      8.8. Taxes and Claims. The Parent and each of the Borrowers will, and the Parent will cause each of its other Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate are not material to the business or assets of the Borrowers on an individual basis or of the Parent and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Person shall have set aside on its books adequate reserves with respect thereto to the extent required in accordance with generally accepted accounting principles; and provided further that the Parent, each of the Borrowers and each other Subsidiary of the Parent will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      8.9. Inspection of Properties and Books, Etc. The Parent and each of the Borrowers shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Parent, the Borrowers or any of the Parent's other Subsidiaries to examine the books of account of the Parent and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

      8.10. Compliance with Laws, Contracts, Licenses, and Permits. The Parent and each of the Borrowers will, and the Parent will cause each of its other Subsidiaries to, comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments.

     8.11.  Intentionally Omitted.

      8.12.   Use  of  Proceeds.   The  Borrowers  will  use  the
proceeds of the Loans solely to fund the acquisition of new vessels and for general corporate purposes.

      8.13. Concerning the Vessels. Each of the Borrowers shall at all times operate each Vessel in compliance in all respects with all applicable governmental rules, regulations and requirements pertaining to such Vessels (including, without limitation, all requirements of the Shipping Act of 1916, as amended and in effect, applicable to each U.S. Flag Vessel) and, to the extent required to be classed, in compliance in all respects with all rules, regulations and requirements of the applicable classification society. Each of the Borrowers and the Parent shall at all times maintain and shall assure that each demise or bareboat charterer of the U.S. Flag Vessels operated and maintained in the coastwise trade of the United States shall maintain, as required, its citizenship of the United States for purposes of operating each of the U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder or the citizenship requirements set forth in 46 App. U.S.C.A. 883-1. Upon request, the Borrowers shall furnish to the Agent and the Banks the certificate of each classification society covering each of the Vessels listed on Schedule 7.24(c) attached hereto no later than thirty (30) days after the end of each fiscal year of the Parent. The Borrowers shall keep each Vessel registered under the laws of the United States or, as the case may be, Vanuatu, and maintain in full force and effect the Coast Guard Certificate of Inspection of each such Vessel which requires such a certificate and furnish to the Agent copies of all renewals and extensions thereof.

      8.14. Additional Vessels. If, after the Closing Date, either of the Borrowers acquires any Vessels, such Borrower shall promptly notify the Agent of such acquisition and shall, if the aggregate appraised fair market value of the Vessels in which the Agent has a first priority perfected security interest is less than 140% of the then Outstanding Loans, within fourteen (14) days of such acquisition, take all such actions as are necessary or desirable in the opinion of the Agent (including, without limitation, executing and delivering to the Agent a first preferred vessel mortgage with respect to such Vessel(s)) to grant to the Agent, for the benefit of the Banks, a legal, valid and enforceable (except for Permitted Liens entitled to priority under applicable law) security interest in such Vessel(s) to secure the Obligations, so that after giving effect to such grant, the aggregate appraised fair market value of Vessels in which the Agent has a first priority perfected security interest equals or exceeds 140% of the then Outstanding Loans. In the event that the Borrowers are not required to grant the Agent a security interest in such Vessel(s) under the preceding sentence, the Borrowers will keep such Vessel(s) free and clear of liens and encumbrances except as permitted under 9.2 hereof.

      8.15. Further Assurances. The Parent and each of the Borrowers will cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

      9.  CERTAIN NEGATIVE COVENANTS.  The Parent and each of the
Borrowers jointly and severally covenant and agree that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

      9.1. Restrictions on Indebtedness. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

           (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

           (b) Indebtedness of the Borrowers or the Parent in respect of current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

           (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of 8.8;

           (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Person shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (e)    endorsements   for  collection,   deposit   or
     negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

           (f) Indebtedness existing on Closing Date of this Agreement and listed and described on Schedule 9.1 hereto;

           (g) Indebtedness incurred after the date hereof in connection with the acquisition or construction (and within 90 days of such acquisition or construction) of any real or personal property by the Parent, either of the Borrowers or any other Subsidiary of the Parent, Indebtedness assumed in connection with any acquisition (whether of assets or stock) of a business by any of such Persons, and Capitalized Leases, provided that the aggregate principal amount of all such Indebtedness under this clause (g) shall not exceed $20,000,000 at any time;

          (h) Indebtedness of the Parent or either Borrower with respect to the SWATH Vessel in an aggregate principal amount not to exceed $9,000,000;

           (i) Indebtedness of a wholly-owned Subsidiary of the Parent or either Borrower owing to the Parent or such Borrower, provided that the related Investment of the Parent or such Borrower in such wholly-owned Subsidiary is permitted by 9.3(e) hereof;

           (j)  contingent obligations arising in connection with
     (i) surety, performance or other similar bonds obtained in the ordinary course of business, consistent with past practices, and (ii) standby letters of credit issued in lieu of such bonds.

      9.2. Restrictions on Liens. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than sixty (60) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) enter into or permit to remain in effect any agreement by which such Person agrees not to encumber, mortgage, pledge, restrict or grant a security interest in any of its assets, provided that the Parent, each of the Borrowers and any other Subsidiary of the Parent may create or incur or suffer to be created or incurred or to exist any one or more of the following Permitted Liens:

           (i) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies or other Vessel operating expenses in respect of obligations not overdue;

           (ii)  deposits or pledges made in connection with,  or
     to  secure  payment of, workmen's compensation, unemployment
     insurance,  old  age  pensions  or  other  social   security
     obligations;

           (iii) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and performance bonds and other obligations of a similar nature, in each case made or incurred in the ordinary course of business and in respect of obligations which are not overdue;

           (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by 9.1(d) hereof;

           (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

           (vi) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which such Person is a party, and other minor liens or encumbrances none of which in the opinion of such Person interferes materially with the use of the property affected in the ordinary conduct of the business of such Person, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Parent and its Subsidiaries on a consolidated basis;

          (vii) liens outstanding on the Closing Date and listed on Schedule 9.2 attached hereto;

          (viii) security interests in and mortgages or negative pledges on real or personal property acquired or constructed after the Closing Date and liens on assets acquired subject to such liens or negative pledges, to secure Indebtedness of the type and amount permitted by 9.1(g) hereof, incurred or assumed in connection with the acquisition of such property, which security interests, mortgages or negative pledges cover only the real or personal property so acquired (and the accounts, contracts and insurance proceeds associated with such property);

           (ix) liens on the SWATH Vessel, charters thereof and construction and related agreements with respect thereto, to secure the Indebtedness permitted by 9.1(h) hereof; and

          (x) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

      9.3. Restrictions on Investments. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

           (a) Investments in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Person and repurchase agreements relating to the foregoing;

           (b)   Investments in demand deposits, certificates  of
     deposit,  bankers  acceptances and time deposits  of  United
     States   banks   having   total   assets   in   excess    of
     $1,000,000,000;

           (c) Investments in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc. and not less than "A 1" if rated by Standard and Poor's Ratings Group;

           (d) Investments existing on the Closing Date and listed on Schedule 9.3 attached hereto;

           (e) Investments by the Parent in either Borrower and Investments by the Parent or either Borrower in wholly-owned Subsidiaries of the Parent or such Borrower, provided that (if such Subsidiary is not a Borrower) Schedule 7.19 hereto is amended by the Borrowers to list each such Subsidiary and each such Subsidiary shall have (i) executed and delivered to the Banks a guaranty which is satisfactory to the Banks in all respects, (ii) delivered to the Agent all such documents and instruments, including, without limitation, legal opinions, as the Agent shall have reasonably requested, and (iii) if required pursuant to 8.14, (A) delivered to the Agent a security agreement and all such other documents and instruments as the Agent may have reasonably requested, including, without limitation, evidences of insurance, legal opinions and UCC financing statements, and (B) taken all such actions as the Agent may have reasonably requested, in each case in order to grant to the Agent, for the benefit of the Banks, a valid and enforceable first priority security interest in all of the assets of such Subsidiary (except as otherwise permitted under 8.14), free and clear of all defects and encumbrances except for Permitted Liens; and

           (f)   Investments in joint ventures and  non-guarantor
     Subsidiaries in lines of business related to the Borrowers' business not to exceed $10,000,000 in the aggregate.

      9.4. Distributions. Neither of the Borrowers nor the Parent will make any Distributions, other than Distributions by either Borrower to the Parent for the payment by the Parent of such Borrower's allocable share of income taxes, franchise taxes, professional fees and other operating expenses, provided that the aggregate amount of Distributions made by such Borrower to the Parent in respect of the Parent's consolidated income tax liability shall not exceed the amount of income taxes for which such Borrower would have been liable had the accounts of such Borrower not been consolidated with the accounts of the Parent.

     9.5.  Merger, Consolidation and Sale of Assets.

           9.5.1. Mergers and Acquisitions. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, become a party to any merger or consolidation, except so long as no Default or Event of Default then exists or would result therefrom, (i) the merger or consolidation of one or more of the Subsidiaries of the Parent with and into the Parent, (ii) the merger or consolidation of two or more Subsidiaries of the Parent provided, that in the case of the merger of a guarantor Subsidiary with a non-guarantor Subsidiary, the guarantor Subsidiary shall be the surviving corporation in such merger, or (iii) so long as such merger would not otherwise violate this Agreement, the merger of one or more other corporations with and into the Parent, a Borrower or a guarantor Subsidiary of a Borrower, provided that in the case of any merger permitted under this 9.5.1, if such merger or consolidation involves either of the Borrowers, such Borrower is the surviving corporation. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to agree to or effect any asset acquisition of a business which is not engaged primarily in a line of business substantially similar to the business now conducted by the Borrowers.

           9.5.2. Disposition of Assets. The Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices. Notwithstanding the foregoing, the Borrowers may sell or otherwise dispose of obsolete assets, the fair market value of which does not exceed $1,000,000 in the aggregate in any fiscal year, provided that in connection with any such sale or other disposition the following conditions have been satisfied:

           (i) no Default or Event of Default exists or will occur as a result of such sale, as certified by the Borrowers on the date of any such disposition; and

           (ii) each such sale is to a third party on an arm's-length basis for cash in an amount representing fair and reasonable market value therefor.

       9.6. Compliance with Environmental Laws. Except as otherwise set forth on Schedule 7.18 attached hereto, the Parent and each of the Borrowers will not, and the Parent will not permit any of its other Subsidiaries to, (a) use any of the real estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, except in accordance in all material respects with applicable Environmental Laws, (b) cause or permit to be located on any of the real estate any underground tank or other underground storage receptacle for Hazardous Substances, except in accordance in all material respects with applicable Environmental Laws, (c) generate any Hazardous Substances on any of the real estate, except in accordance in all material respects with applicable Environmental Laws, (d) conduct any activity at any real estate or use any real estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the real estate, except in accordance in all material respects with applicable Environmental Laws, or (e) otherwise conduct any activity at any real estate or use any real estate in any manner that would violate, in any material respect, any Environmental Law or bring such real estate in violation, in a material respect, of any Environmental Law.

      9.7. Employee Benefit Plans. Neither of the Borrowers nor the Parent nor any ERISA Affiliate will:

           (a) engage in any "prohibited transaction" within the meaning of 406 of ERISA or 4975 of the Code which could result in a material liability for the Parent or any of its Subsidiaries; or

           (b) sponsor, maintain, make contributions to or incur liabilities in respect of any Guaranteed Pension Plan or Multiemployer Plan.

      9.8. Business Activities. Neither of the Borrowers nor the Parent will engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than business involving the operation, ownership or management of vessels used for transportation or service.

      9.9.   Change of Chief Executive Office or Corporate  Name.
Neither of the Borrowers nor the Parent will change its chief executive office, federal employer identification number or its corporate name, unless it shall have (a) given the Banks at least 30 days' advance written notice of such change, and (b) filed in all necessary jurisdictions such UCC-3 financing statements or other documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral in favor of the Agent pursuant to the Security Documents.

      9.10. Fiscal Year. The Parent will not change the date of the end of its fiscal year from that set forth in 7.22 hereof.

      9.11. Transactions with Affiliates. Except as otherwise expressly permitted by the terms hereof, the Parent, and each of the Borrowers will not and the Parent will not permit any of its other Subsidiaries to (a) engage in any transaction with any Affiliate on terms more favorable to such Affiliate than would have been obtainable on an arm's-length basis, considered from the perspective of the Parent or such Borrower, as the case may be, or (b) pay, or enter into any agreement requiring such Person to pay, salary or bonus or other compensation payments to any officer or management employee of such Person or holder of any title or office, in an amount in excess of reasonable compensation paid for similar services by similar businesses similarly situated.

     10.  FINANCIAL COVENANTS.

      10.1.   Operating  Cash Flow to Total  Debt  Service.   The
Parent  and  the  Borrowers will not  permit  the  ratio  of  the consolidated Operating Cash Flow of the Parent and its Subsidiaries to the consolidated Total Debt Service of the Parent and its Subsidiaries for any period of four consecutive fiscal quarters (or such shorter period as has elapsed since October 1, 1995) to be less than 1.5 to 1.

      10.2. Funded Debt to Tangible Net Worth Ratio. The Parent and the Borrowers will not, at any time, permit the ratio of the consolidated Funded Debt of the Parent and its Subsidiaries to the consolidated Tangible Net Worth of the Parent and its Subsidiaries to exceed 1.0 to 1.

      10.3. Minimum Tangible Net Worth. The Parent and the Borrowers will not, at any time, permit the consolidated Tangible Net Worth of the Parent and its Subsidiaries at any time to be less than the sum of $45,000,000 plus, on a cumulative basis, 50% of positive consolidated Net Income of the Parent and its Subsidiaries for each fiscal quarter subsequent to the Closing Date.

       10.4. Collateral Value Ratio. The Parent and the Borrowers will not, at any time, permit the appraised fair market value of the Vessels subject to the US Vessel Mortgage, the Vanuatu Vessel Mortgage and the HOS Vessel Mortgage (as stated in the most current appraisals delivered to the Agent pursuant to 8.4(f) hereof) to be less than 140% of the Outstanding Loans.

      11. CLOSING CONDITIONS. Each Bank's obligation to make the initial Loans hereunder shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing
Date:

      11.1. Delivery of Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

      11.2. Certified Copies of Charter Documents. Each of the Banks shall have received from the Parent and each of the Borrowers, a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of
(a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

      11.3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Parent and each of the Borrowers of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

      11.4. Incumbency Certificate. Each of the Banks shall have received from the Parent and each of the Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of each of the Borrowers, to make Loan Requests; and (c) to give notices and to take other action on such Person's behalf under the Loan Documents.

      11.5. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. The U.S. Vessel Mortgage and the HOS Vessel Mortgage shall each constitute a first preferred mortgage as defined in 46 U.S.C. 31322. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to perfect, protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

      11.6. Perfection Certificates and UCC Search Results. The Agent shall have received from each of the Borrowers a completed and fully executed Perfection Certificate and the results of UCC and other searches with respect to its Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

      11.7. Certificates of Insurance. The Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and the U.S. Vessel Mortgage and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer) showing the Agent as additional insured or loss payee, as applicable.

      11.8. Financial Condition. The Banks shall have received the financial statements referred to in 7.4 hereof, and the Banks shall be satisfied that such financial statements fairly present the business and financial condition of the Parent and its Subsidiaries as of the dates thereof and for the periods then ended.

      11.9. Opinions of Counsel. Each of the Banks and the Agent shall have received a favorable opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

      11.10. Payment of Fees and Expenses. The Borrowers shall have paid to the Agent for the accounts of the Banks, the Closing Fee pursuant to 5.1 hereof, all fees and expenses of the Agent's special counsel through the Closing Date, and all other amounts to be paid pursuant to 16 as accrued through the Closing Date. The Borrowers shall have paid all interest, commitment fees and any other fees and expenses in respect of the existing credit agreement through the Closing Date, calculated as of the Closing Date (pro-rated in the case of any fractional periods).

      11.11. Closing Certificate; Borrowing Notice. The Agent shall have received a closing certificate from the Borrowers and the Parent dated as of the Closing Date, in form and substance satisfactory to the Banks. The Borrowers shall have delivered to the Agent a Loan Request with respect to any Loans requested to be made on the Closing Date.

      12. CONDITIONS TO ALL BORROWINGS. Each Banks' obligation to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      12.1. Representations True; No Event of Default. Each of the representations and warranties of each of the Borrowers and the Parent contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

      12.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

      12.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      12.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

     13.  EVENTS OF DEFAULT; ACCELERATION; ETC.

      13.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

           (a) the Borrowers shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

           (b) the Borrowers shall fail to pay any interest on the Loans, the Commitment Fee, the Agent's Fee, or other sums due hereunder or under any of the other Loan Documents, within three (3) days of when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

           (c) (i) either of the Borrowers or the Parent shall fail to comply with any of the covenants contained in 8.4, 8.5, the first sentence of 8.6 or 9 hereof, or (ii) either of the Borrowers or the Parent shall fail to comply with any of the covenants contained in 10 hereof and such failure continues for fourteen (14) days;

           (d) either of the Borrowers or the Parent shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this 13) for thirty (30) days after written notice of such failure has been given to the Parent and the Borrowers by the Agent;

           (e) any representation or warranty of the Parent or either of the Borrowers in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

           (f) the Parent, either of the Borrowers or any of the Parent's other Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money in excess of $500,000 or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money in excess of $500,000 or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

           (g) the Parent, either of the Borrowers or any of the Parent's other Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any such Person or shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein;

           (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Parent, either of the Borrowers or any of the Parent's other Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Parent, either of the Borrowers or any of the Parent's other Subsidiaries that, with other outstanding final judgments, undischarged, against such Persons exceeds in the aggregate $500,000;

           (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Parent, either of the Borrowers or any of the Parent's other Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (k)  intentionally omitted;

           (l) the Parent, either of the Borrowers or any of the Parent's other Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business;

          (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Parent, either of the Borrowers or any of the Parent's other Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Parent and its Subsidiaries, taken as a whole;

           (n) the Parent, either of the Borrowers or any of the Parent's other Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrowers having a fair market value in excess of $500,000;

          (o) any person or group of persons (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, but excluding (i) Berkshire Fund III Investment Corp. and its Affiliates and (ii) persons who are employees of the Parent or a Subsidiary of the Parent) shall have the acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of the Parent; or, during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent; or

           (p) if the Parent shall at any time, legally or beneficially own less than 100% of the shares of the voting common stock of each of the Borrowers;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in 13.1(g), 13.1(h) or 13.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

      13.2 Termination of Commitments. If any one or more of the Events of Default specified in 13.1(g), 13.1(h) or 13.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans to the Borrowers. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans. If any such notice is given to the Borrowers the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve either of the Borrowers of any of the Obligations or any of its existing obligations to any of the Banks arising under other agreements or instruments.

      13.3 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to 13.1 hereof, each Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      13.4 Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

           (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral (including, without limitation, the protection, insurance, repair, costs of preparing for sale and sale of any Collateral) and to support the provision of adequate indemnity to the Agent against all taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

           (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such Obligations shall be made (i) pari passu among Obligations with respect to the Agent's Fee payable under 5.2 hereof and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

           (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the
     Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

           (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

      14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to either of the Borrowers and any securities or other property of either of the Borrowers in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of either of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (b) if such Bank shall receive from either of the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against either of the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     15.  THE AGENT.

      15.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the terms "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Agreement or any of the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks. As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent. The Agent is hereby authorized and empowered to release Collateral without the consent of the Banks upon the sale of such Collateral pursuant to 9.5.2 hereof.

      15.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

      15.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

       15.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at anytime constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Parent or either of the Borrowers, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Obligations or the Notes or to inspect any of the properties, books or records of the Parent or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Parent or either of the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of the Parent, either of the Borrowers or any of the Parent's other Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     15.5.  Payments.

            15.5.1. Payments to Agent. A payment by the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank its pro rata share (in accordance with its Commitment Percentage) of payments received by the Agent, except as otherwise expressly provided herein or in any of the other Loan Documents.

           15.5.2. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

           15.5.3. Delinquent Banks. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its applicable pro rata share of any Loan or (b) to comply with the provisions of 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its applicable pro rata share of such payments due and to payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      15.6. Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

      15.7. Indemnity. The Banks ratably (computed by reference to each Bank's Commitment Percentage) agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by
16), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      15.8. Agent as Bank. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

      15.9. Resignation. The Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations, if any, hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      15.10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

      15.11. Duties in the Case of Enforcement. In case one or more Events of Default has occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby ratably (computed by reference to each Bank's Commitment Percentage) agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

      16. EXPENSES. The Borrowers hereby jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Borrowers hereby jointly and severally agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder and the termination hereof, (d) except as otherwise specified herein, the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Parent, either of the Borrowers or any of the Parent's other Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Parent, either of the Borrowers or any of the Parent's other Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings, vessel mortgage recordings, or mortgage recordings. The covenants of this 16 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

      17. INDEMNIFICATION. The Borrowers jointly and severally agree to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrowers, the Parent or any of the Parent's other Subsidiaries of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Parent or either of the Borrowers or any of the Parent's other Subsidiaries comprised in the Collateral, (c) the Borrowers entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to the Parent and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers hereby jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the
Borrowers under this 17 are unenforceable for any reason, the Borrowers hereby jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The obligations of the Borrowers under this 17 shall be "Obligations" hereunder.
The covenants contained in this 17 shall survive payment of satisfaction in full of all other Obligations.

       18. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Parent or either of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans, and for such further time as may be otherwise expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Parent or either of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

     19.  ASSIGNMENT AND PARTICIPATION.

      19.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of Loans owing to it and the Note held by it); provided that (a) each of the Agent and, unless a Default or an Event of Default shall have occurred and be continuing, the Borrowers shall have given its prior written consent to such assignment, which consent, in the case of the Borrowers, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations with respect to the Loans under this Agreement, (c) each assignment shall be in a minimum amount of $3,000,000 or a larger integral multiple of $1,000,000, and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in 19.3, be released from its obligations under this Agreement.

      19.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, either of the Borrowers or any of the Parent's other Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Parent, either of the Borrowers and the Parent's other Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in 7.4 and 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

      19.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500, as to which payment the Borrowers shall have no responsibility.

      19.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible
Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this 19.4, the Borrowers shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrowers.

      19.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of $2,000,000 or a larger integral multiple of $1,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any Commitment Fee to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      19.6. Disclosure. The Parent and the Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

       19.7. Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of either of the Borrowers, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to 13.1 or 13.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is either of the Borrowers or an Affiliate of either of the
Borrowers, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to 13.1 or 13.2 to the extent that such participation is beneficially owned by either of the Borrowers or any Affiliate of either of the Borrowers, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

      19.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under 4 of the Federal Reserve Act, 12 U.S.C. 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      19.9. Assignment by Borrowers. The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

      20. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

                (a) if to the Parent or either of the Borrowers, at 610 Palm Avenue, Houma, Louisiana 70364, Attention:
          President, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice, with a copy to Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., Place St. Charles, 201 St. Charles Avenue, New Orleans, Louisiana 70170, Attention: William B. Masters, Esq.;

                (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Daniel O'Connor, Managing Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                (c) if to any Bank, at such Bank's address set forth on Schedule 1.1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

      21. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER SEAL UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AND THE PARENT AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE
OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER OR THE PARENT BY MAIL AT THE ADDRESS SPECIFIED IN
20. EACH OF THE BORROWERS AND THE PARENT HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      22.   HEADINGS.   The captions in this  Agreement  are  for
convenience of reference only and shall not define or limit the provisions hereof.

      23. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      24. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in 26.

      25. WAIVER OF JURY TRIAL. The Parent and each of the Borrowers hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Parent and each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Parent and each of the Borrowers (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

       26.   CONSENTS,  AMENDMENTS,  WAIVERS,  ETC.   Except   as
otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by one or more or all of the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Parent and the Borrowers of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, (i) the amount of the respective Loans, the rate of interest on the Notes (other than interest accruing pursuant to
5.8.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of, and scheduled payments on, the Notes, the amount of the Commitments of the Banks, and the amount of the Commitment Fee hereunder may not be changed without the written consent of the Parent, the Borrowers and the written consent of each Bank affected thereby; (ii) the definitions of Commitment Percentage and Majority Banks and this 26 may not be amended without the written consent of all of the Banks; (iii) no Collateral may be released without the written consent of all of the Banks if, after giving effect to such release, the Parent and the Borrowers would not be in compliance with 10.4 hereof; and (iv) the amount of the Agent's Fee and 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

      27. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      28. TRANSITIONAL ARRANGEMENTS. On the Closing Date this Agreement shall supersede the existing credit agreement in its entirety and the rights and obligations of the parties evidenced by the existing credit agreement shall be evidenced by this Agreement and the other Loan Documents, and the Loans as defined in the existing credit agreement shall be converted to Loans hereunder, without constituting a novation or discharge thereof. All interest, fees and expenses, if any, owing or accrued under or in respect of the existing credit agreement through the Closing Date shall be calculated as of the Closing Date (pro-rated in the case of any fractional periods), and shall be paid on the Closing Date.
      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                              TRICO MARINE OPERATORS, INC.


                              By:________________________________

                                 Name:
                                 Title:

                              TRICO MARINE ASSETS, INC.


                              By:________________________________

                                  Name:
                                  Title:

                              TRICO MARINE SERVICES, INC.


                              By:________________________________

                                  Name:
                                  Title:

                              THE FIRST NATIONAL BANK
                                OF BOSTON, individually and
                                as Agent


                              By:________________________________

                                 Name:
                                 Title:

                              HIBERNIA NATIONAL BANK



                              By:________________________________

                                 Name:
                                 Title:

                              FIRST NATIONAL BANK OF
                              COMMERCE


                              By:________________________________

                                 Name:
                                 Title:

                                                                  EXHIBIT A


                                       FORM OF
                                REVOLVING CREDIT NOTE



          $_______________        July __, 1996


          FOR VALUE RECEIVED, the undersigned TRICO MARINE OPERATORS, INC., a Louisiana corporation, and TRICO MARINE ASSETS, INC., a Delaware corporation, (collectively, the "Borrowers" and each, individually, a "Borrower), hereby absolutely and unconditionally, jointly and severally and solidarily (as provided in 5.9 of the Credit Agreement referred to below) promise to pay to the order of [INSERT NAME OF PAYEE BANK] (the "Bank") at the office of The First National Bank of Boston, as Agent, 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time:

          (a)on the Maturity Date, the principal amount of [INSERT BANK'S COMMITMENT] ($________) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrowers pursuant to the Revolving Credit Agreement dated as of July __, 1996 (as the same may be amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), among the Borrowers, Trico Marine Services, Inc., The First National Bank of Boston, such other lending institutions which are or may become parties thereto from time to time, and The First National Bank of Boston as agent for the itself and such other lending institutions (the "Agent"); and

          (b)interest from the date hereof on the principal amount from time to time outstanding to and including the date on which the principal amount hereof is paid in full at the times and at the rates provided in the Credit Agreement.

          This Note and the other Notes issued of even date herewith evidence borrowings under, and have been issued by the Borrowers in accordance with the terms of, the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

          The Borrowers irrevocably authorize the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

          The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement. This Note is a revolving note, and it is contemplated that by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder; notwithstanding any such occurrence, the Note shall remain valid and shall be in full force and effect as to each principal advance made hereunder subsequent to each such occurrence.

          If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

          No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

          The Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

          THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN 20 OF THE CREDIT AGREEMENT. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

          This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.
                                         --
          IN WITNESS WHEREOF, each of Trico Marine Operators, Inc. and Trico Marine Assets, Inc. has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.


          [Corporate Seal]TRICO MARINE OPERATORS, INC.


          By:__________________________________
              Name:
              Title:


          [Corporate Seal]TRICO MARINE ASSETS, INC.



          By:__________________________________
              Name:
              Title:
                                         --

                                                                  EXHIBIT B
                                       FORM OF
                                    LOAN REQUEST

                       , 199_

          To the Banks (as
           defined in the Credit Agreement referred to below)
          c/o The First National Bank
            of Boston, as Agent
          100 Federal Street
          Boston, Massachusetts   02110
          Attention:  Transportation Division

          Re:Loan Request

          Ladies and Gentlemen:

          The undersigned, Trico Marine Operators, Inc. and Trico Marine Assets, Inc. (collectively, the "Borrowers") hereby request that the Banks make a Loan pursuant to the terms and conditions set forth in the Revolving Credit Agreement dated as of July [__], 1996 (such agreement, as amended and in effect from time to time, the "Credit Agreement"), among the Borrowers, Trico Marine Services, Inc., The First National Bank of Boston and the other lending institutions which are or may become parties thereto from time to time (collectively, the "Banks"), and The First National Bank of Boston as agent for the Banks (the "Agent"), as the same may be amended and in effect from time to time as set forth below.

          Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

          The Borrowers request that the Banks make a [Base Rate Loan in the principal amount of $_________] [Eurodollar Rate Loan in the principal amount of $_______, with an Interest Period of ________ months] on the Drawdown Date of [____________]. We understand that this request obligates us to accept the requested Revolving Credit Loan on the proposed Drawdown Date.

          The Borrowers hereby represent, warrant and certify to you that

          (1)the appraised value of the Vessels (as stated in the most recent appraisals delivered to the Agent pursuant to 8.4(g) of the Credit Agreement) is $________;

          (2)the aggregate amount of Outstanding Loans, after giving effect to the Loan requested hereunder, is $__________;

          (3)the amount set forth in item (2) above multiplied by 1.4 is equal to $________; and

          (4)the availability under Credit Agreement (item 1 minus item 3) is equal to $________.

          The  Borrowers hereby represent, warrant and certify to you  that
          (a) the proceeds specified herein shall be used in accordance with the provisions of the Credit Agreement, (b) the representations and warranties of the Borrowers contained in the Credit Agreement or otherwise made by the Borrowers in connection with the transactions contemplated thereby were true and correct in all respects when made and are true and correct in all respects on and as of the date hereof with the same effect as if made herein (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date), (c) the Borrowers have performed and complied in all respects with all of the terms and conditions contained in the Credit Agreement required to be performed or complied with by the Borrowers prior to or at the time of the borrowing requested herein, and (d) at and as of the date hereof, no Default or Event of Default exists and no Default or Event of Default shall result from the consummation of the borrowing requested herein.
          Very truly yours,

          TRICO MARINE OPERATORS, INC.


          By:______________________________
              Name:
              Title:

          TRICO MARINE ASSETS, INC.


          By:______________________________
              Name:
              Title:

                                                             EXHIBIT C


                                    FORM OF
                             COMPLIANCE CERTIFICATE


                                     [Date]



        To the Banks (as defined in the
          Credit Agreement referred to below)
        c/o The First National Bank of Boston, as Agent
        100 Federal Street
        Boston, Massachusetts 02110
        Attn:  Transportation Division

        Ladies and Gentlemen:

        Reference is made to the Revolving Credit Agreement dated as of July [__], 1996 (as amended and in effect from time to time, the "Credit Agreement"), by and among Trico Marine Operators, Inc., Trico Marine Assets, Inc., (collectively, the "Borrowers"), Trico Marine Services, Inc., The First National Bank of Boston and the other lending institutions which are or may become parties thereto from time to time (collectively, the "Banks"), and the First National Bank of Boston as agent for the Banks (the "Agent"). Capitalized terms used herein without definition which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

        Pursuant to Section 8.4(c) of the Agreement, the Borrowers, by the undersigned officers of the Borrowers (who have reviewed the Loan Documents) hereby certify to each of you as follows: (a) the information furnished in the calculations set forth on the Covenant Compliance Worksheet attached hereto as Annex A was true and correct as of the last day of the fiscal [year] [quarter] immediately preceding the date of this certificate; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except, in the case of quarterly statements, for provisions for footnotes and, in all cases, except as disclosed therein).

        IN WITNESS WHEREOF, each of Trico Marine Operators, Inc. and Trico Marine Assets, Inc. has executed this Compliance Certificate as of the date first written above.


        TRICO MARINE OPERATORS, INC.



        By:_______________________________
            Name:
            Title:



        TRICO MARINE ASSETS, INC.



        By:_______________________________
            Name:
            Title:
                                                               Annex A

          Covenant Compliance Worksheet


          I.Operating Cash Flow to Total Debt Service (calculated on a consolidated basis) (Section 10.1)

          A.Net Income:_________
          B.Plus: interest expense:_________
          C.Plus: income tax expense:_________
          D.Plus:  depreciation and amortization:_________
          E.Less:  Cash taxes (without duplication):_________
          F.Less: Capital Expenditures (for maintenance, repair dry-docking, inspection of Capital Assets):_________

          G.Operating Cash Flow (A+B+C+D-E-F):_________

          H.Total Financial Obligations:_________
          I.Plus:  Total Interest Expense:_________
          J.Plus:  Adjusted Revolver Outstandings_________

          K.Total Debt Service (H+I+J):_________

          Computed Ratio (G'K):_________

          Minimum ratio allowed:1.5: 1

          Excess (deficiency) in ratio:_________

          II.Funded Debt to Tangible Net Worth Ratio (calculated on a consolidated basis) (Section 10.2)

          A.Indebtedness:__________
          (other than short-term trade credit)
          B.Plus: Deferred purchase price of assets__________
          (other than short-term trade credit)
          C.Plus: Capitalized Leases__________

          D.Funded Debt (A+B+C):__________

          E.Total Assets:__________
          F.Less:  Total Liabilities__________
          G.Less:  intangible assets__________
          H.Less:  write-up in book value
          subsequent to Closing Date:__________
          I.Less:  subscriptions receivable__________

          J.Tangible Net Worth (E-F-G-H-I)__________

          K.Computed ratio (D'J)__________

          Maximum ratio allowed:1.0:1

          Excess (deficiency) in ratio:__________

          III.Minimum Tangible Net Worth (calculated on a consolidated basis)
          (Section 10.3)

          A:Tangible Net Worth:__________
          B.$45,000,000$45,000,000
          C.Plus: 50% of positive consolidated Net Income for each fiscal quarter since the Closing Date:__________
          D.Minimum Tangible Net Worth (B+C)__________

          Excess (deficiency) in Net Worth (A-D):__________

          IV.Collateral Value Ratio (Section 10.4)

          A.Appraised value of the Vessels subject to US Vessel
          Mortgage and Vanuatu Vessel Mortgage (at most recent appraisal):___________

          B.Loans Outstanding___________

          C.Minimum ratio of appraised Vessels to
          Outstanding Loans:1.4: 1

          D.Actual ratio of appraised Vessels to
          Outstanding Loans (A / B):___________

          Excess (deficiency) in ratio:___________

                                                                  EXHIBIT D

                                       FORM OF
                              ASSIGNMENT AND ACCEPTANCE


                           Dated as of             , 199_


          Reference is made to the Revolving Credit Agreement dated as of July __, 1996 (as amended and in effect from time to time, the "Credit Agreement"), by and among Trico Marine Operators, Inc., a Louisiana corporation, Trico Marine Assets, Inc., a Delaware corporation, (collectively, the "Borrowers"), Trico Marine Services, Inc., the lending institutions referred to therein as Banks (collectively, the "Banks"), and The First National Bank of Boston, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

                                                   (the   "Assignor")   and
           (the "Assignee") hereby agree as follows:

          1.Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the
          Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, as of the Effective Date (as hereinafter defined), a ____________% interest in and to all the Assignor's rights, benefits, indemnities and obligations with respect to its Commitment, its Commitment Percentage, the Loans owing to it and the Note held by it.

          2.The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) is _________%, and the outstanding balance of its Loans (unreduced by any assignments thereof which have not yet become effective) is $_________, and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations or any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Notes delivered to it under the Credit Agreement.

          The Assignor requests that the Borrowers exchange the Assignor's Notes for new Notes payable to the Assignor and the Assignee as follows:

          Notes Payable to
             the Order of:   Amount of Note:

          [Name of Assignor][Note ($_____)]

          [Name of Assignee][Note ($_____)]

          3.The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this
          Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to 7.4 and 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

          4.The effective date for this Assignment and Acceptance shall be __________, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Borrowers hereto having been obtained, if required under the terms of the Credit Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent and recording in the Register by the Agent. Upon the Agent's acceptance and consent to this Assignment and Acceptance and the Agent's receipt of the required registration fee in the amount of $2500, the Agent will record this Assignment and Acceptance in the Register and Schedule 1.1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1.1 annexed hereto.

          5.Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to 17 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

          6.Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

          7.THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAWS).

          8.This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.
                                         --
          IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

          [THE ASSIGNOR]



          By:__________________________________
              Name:
              Title:


          [THE ASSIGNEE]



          By:__________________________________
              Name:
              Title:



          CONSENTED TO:

          TRICO MARINE OPERATORS, INC.


          By:_______________________________
              Name:
              Title:



          TRICO MARINE ASSETS, INC.


          By:_______________________________
              Name:
              Title:



          THE FIRST NATIONAL BANK
            OF BOSTON, as Agent


          By:_______________________________
              Name:
              Title: